UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016 (November 3, 2016)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement
On November 3, 2016, Greif, Inc. (the “Company”), Greif International Holding B.V., Greif International Holding Supra C.V., Greif JART S.à.r.l., and Greif Luxembourg Holding S.à.r.l. , as borrowers, entered into a senior secured Credit Agreement (the “Credit Agreement”) with the following parties: a syndicate of financial institutions, as lenders; JPMorgan Chase Bank, National Association, as administrative agent (“Administrative Agent”) for the lenders; JPMorgan Chase Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers; Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents; and KeyBank National Association, Citizens Bank of Pennsylvania, ING Bank N.V., U.S. Bank National Association and Cooperatieve Rabobank U.A., New York Branch, as co-documentation agents. The Credit Agreement replaces in its entirety the Prior Credit Agreement (as defined in Item 1.02, below). The Credit Agreement provides for an $800 million revolving multicurrency credit facility expiring November 3, 2021, and a $300 million term loan, with quarterly principal installments commencing April 30, 2017, through maturity on November 3, 2021, both with an option to add an aggregate of $550 million to the facilities with the agreement of the lenders. The term loan facility can be drawn upon as a single loan any time on or prior to February 15, 2017. The Company expects to use the term loan on February 1, 2017, to pay the principal of the Company’s $300 million 6.75% senior unsecured notes that mature on that date. The revolving credit facility is available to fund ongoing working capital and capital expenditure needs, for general corporate purposes, to finance acquisitions and to refinance amounts outstanding under the Prior Credit Agreement. Interest is based on either a Eurodollar rate or a base rate that resets periodically plus a calculated margin amount. On November 3, 2016, a total of approximately $208 million was used to pay the obligations outstanding under the Prior Credit Agreement in full and certain costs and expenses incurred in connection with the Credit Agreement.
The Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness, to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) and plus or minus certain other items for the preceding twelve months (“EBITDA”) to be greater than 4.00 to 1 (or 3.75 to 1, during any collateral release period). The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA, to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1, during the applicable preceding twelve month period. On November 3, 2016, the Company was in compliance with these two covenants.
The terms of the Credit Agreement limit the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility is secured by a security interest in the personal property of the Company and certain of its United States subsidiaries, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and will be secured, in part, by the capital stock of the non-U.S. borrowers. However, in the event that the Company receives and maintains an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, the Company may request the release of such collateral. The payment of outstanding principal under the Credit Agreement and accrued interest thereon may be accelerated and become immediately due and payable upon the Company’s default in its payment or other performance obligations or its failure to comply with the financial and other covenants in the Credit Agreement, subject to applicable notice requirements and cure periods as provided in the Credit Agreement.
On November 3, 2016, the Company issued a press release (the “Credit Agreement Release”) announcing the closing of the Credit Agreement. The full text of the Credit Agreement Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Credit Agreement is attached as Exhibit 99.2 to the Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
The Company, Greif International Holding Supra C.V. and Greif International Holding B.V., as borrowers, were parties to a Second Amended and Restated Credit Agreement (the “Prior Credit Agreement”) with the following parties: a syndicate of financial institutions, as lenders; Bank of America, N.A., as administrative agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers; JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, as co-syndication agents; and KeyBank National Association, Citizens Bank of Pennsylvania, ING Bank N.V. and U.S. Bank National Association, as co-documentation agents. On November 3, 2016, proceeds from the Credit Agreement were used to repay the obligations outstanding under the Prior Credit Agreement, and the Prior Credit Agreement was terminated as of that date. See Item 1.01, above, for a discussion of the Credit Agreement.

The Prior Credit Agreement provided for an $800 million revolving multicurrency credit facility and a $200 million term loan, both expiring December 19, 2017, with an option to add an aggregate of $250 million to the facilities with the agreement of the lenders. The revolving multicurrency credit facility was available for ongoing working capital and capital expenditure needs, for general corporate purposes, and to finance acquisitions. Interest was based on either a Eurodollar rate or a base rate that reset periodically plus a calculated margin amount.
The Prior Credit Agreement contained certain covenants, which included financial covenants that required the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) its total consolidated indebtedness, to (b) its EBITDA for the preceding twelve months to be greater than 4.00 to 1 (or 3.75 to 1, during any collateral release period). The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA, to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1, during the applicable preceding twelve month period.
The terms of the Prior Credit Agreement limited the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility was secured by a security interest in the personal property of the Company and certain of its United States subsidiaries, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and, in part, by the capital stock of all non-U.S. borrowers.
The Company did not incur any material termination penalties in connection with the repayment and termination of the Prior Credit Agreement.

Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
(A) Creation of a Direct Financial Obligation
Information concerning the Company’s Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.
(A) Repayment of a Direct Financial Obligation
Information concerning the repayment of the Company’s Prior Credit Agreement is set forth in Items 1.01 and 1.02, which information is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on November 3, 2016, announcing the closing of its $1.1 billion senior secured credit facility pursuant to the Credit Agreement.

99.2
Credit Agreement dated November 3, 2016, among Greif, Inc., Greif International Holding B.V., Greif International Holding Supra C.V., Greif JART S.à.r.l., and Greif Luxembourg Holding S.à.r.l. , as borrowers, the lenders party thereto; JPMorgan Chase Bank, National Association, as administrative agent for the lenders; JPMorgan Chase Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers; Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents; and KeyBank National Association, Citizens Bank of Pennsylvania, ING Bank N.V., U.S. Bank National Association and Cooperatieve Rabobank U.A., New York Branch, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: November 7, 2016	By	/s/ David C. Lloyd
David C. Lloyd Vice President, Corporate Financial Controller and Treasurer